Exhibit 99.1

Contacts:	Michael H. Carrel
President and Chief Executive Officer
(952) 844-3113
mcarrel@ZAMBAsolutions.com

ZAMBA SOLUTIONS ANNOUNCES NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

MINNEAPOLIS – July 1, 2004 – The Board of Directors of ZAMBA Solutions (OTC BB: ZMBA) announced today that Mike Carrel, currently serving as Executive Vice President and Chief Financial Officer, has replaced Norm Smith as President and Chief Executive Officer effective July 1,  2004.  Mr. Carrel will also be appointed to the Board of Directors, and will continue as the Company’s Chief Financial Officer.

“Mike Carrel will be an outstanding CEO for ZAMBA,” said Joe Costello, Chairman of the Company’s Board of Directors. “Over the past couple of years the Company has successfully executed on a number of mission critical corporate initiatives including raising outside funds and restructuring the Company’s operating model. Mike has been a big part of these initiatives and has the right mix of operational and sales mindset to take Zamba forward.”

“I look forward to the opportunity to lead ZAMBA,” said Mr. Carrel. “The elite delivery team at ZAMBA continues to successfully execute on a number of very high profile engagements and I am excited about working with everyone to continue providing our clients with quality service.”

Mr. Carrel has been with ZAMBA for seven years, beginning in 1997 as Director of Strategy and Business Development, and he has served as Executive Vice President and Chief Financial Officer since 1998. Prior to joining ZAMBA, Mr. Carrel worked at Price Waterhouse, a predecessor to PricewaterhouseCoopers. He holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in accounting from The Pennsylvania State University.

The Company also noted that they continue to explore strategic alternatives and is working with the investment bank SG Capital to assist with general business strategy and advice regarding potential transactions.

About ZAMBA Solutions

ZAMBA Solutions is a premier customer care services company. ZAMBA helps its clients be more successful in acquiring, servicing, and retaining their customers. Having served over 300 clients, ZAMBA is focused on customer-centric services by leveraging best practices and best-in-class technology to enable insightful, consistent interactions across all customer touchpoints.

ZAMBA’s clients have included Best Buy, BCBS-Minnesota, Canon, Edison Security, GE Medical Systems, Direct Energy Essential Home Services, Fleet Bank, Hertz, Hitachi Data Systems (HDS), Honda, General Mills, Microsoft Great Plains, Nextel, Nikon, Nortel, Symbol Technologies and Union Bank of California. The company has offices in Minneapolis, San Jose and Toronto. For more information, contact ZAMBA at www.ZAMBAsolutions.com or (800) 677-9783.

About SG Capital

SG Capital, headquartered in Los Angeles, California, is an investment bank focused on advising middle-market companies on matters relating to mergers, acquisitions, divestitures, debt and equity financings, debt restructurings, recapitalizations and corporate governance issues. SG Capital’s investment banking group focuses on middle market, emerging growth and small public companies primarily within the technology sector. More comprehensive information on SG Capital and its services are available through its website at www.sgcapital.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to obtain consulting engagements, our ability to maintain and grow our revenues and profitability, our ability to identify and execute positive corporate opportunities, the growth rate of the marketplace for customer-centric solutions, our ability to develop skills in implementing customer-centric solutions, the ability of our partners to maintain competitive products, the impact of competition and pricing pressures from actual and potential competitors with greater financial resources, our ability to obtain large-scale consulting services agreements, our ability to fund our operations, client decision-making processes, changes in expectations regarding the information technology industry, our ability to hire and retain competent employees, possible changes in collections of accounts receivable, changes in general economic conditions and interest rates, and other factors identified in our filings with the Securities and Exchange Commission.

“ZAMBA Solutions” is a trade name under which Zamba Corporation conducts operations.